JACK IN THE BOX INC.
STOCK OPTION AND PERFORMANCE SHARE AWARD AGREEMENT
UNDER THE 2004 STOCK INCENTIVE PLAN
This Stock Option and Performance Share Award Agreement (the “Agreement”) is made and entered into effective as of [Month Day, Year] (the “Grant Date”) by and between Jack in the Box Inc., a Delaware corporation (the “Company”), and [Name] (the “Awardee”).
RECITALS
The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) which administers the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”), has granted to the Awardee as of the Grant Date this award of Stock Options (the “Option”) and Performance Shares (the “PSU Award”) (collectively, the “Award”) on the terms and conditions set forth herein.
AGREEMENT
In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
1CONSIDERATION. The Option and PSU Award have been granted in consideration of the Awardee’s continued employment with the Company or a Subsidiary Corporation and acceptance by the Awardee of the terms and conditions set forth below and in the Plan.
OPTION AWARD
2.1    SHARES OPTIONED; OPTION PRICE. The Awardee may purchase all or any part of an aggregate of [Total_Shares] shares of Stock, at the exercise price of [Exercise Price] per share (the “Option Exercise Price”), subject to the terms and conditions set forth herein.
2.2    OPTION TERM; EXERCISABILITY. The Option shall terminate and no portion of the Option may be exercised in whole or in part after the close of trading on the NASDAQ Stock Market on the seventh (7th) anniversary of the Grant Date, (the “Expiration Date”).
Subject to the terms and conditions described in this Agreement, the Option shall become exercisable in accordance with the schedule below:
(a)One third on [Month Day, Year – one year from grant date]
(b)One third on [Month Day, Year – two years from grant date]
(c)One third on [Month Day, Year – two years from grant date]
2.3    EXERCISE DATES. Subject to the terms and conditions herein and in the Plan, the Option shall become exercisable, on each of the dates and to the extent provided on each date as provided in Section 2.2 above, subject to the Awardee being continuously employed by the Company or a Subsidiary

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Corporation from the Grant Date through the applicable exercisability dates. No portion of the Option will become exercisable after the Awardee’s employment ceases, except as provided below in the event that the Awardee’s employment ceases due to Disability. Fractional shares may not be purchased or delivered hereunder. Once exercisable and until terminated, all or any portion of the exercisable Option may be exercised from time to time and at any time under procedures that the Company shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of shares of Stock which may be purchased at any time.
2.4    EXERCISING THE OPTION. This Option may be exercised only by the Awardee or his or her permitted transferees and only by the methods set forth herein. Subject to the terms and conditions of the Plan, the Awardee may exercise all or any portion of the Option by giving notice of exercise to the Company or its designee in the manner specified from time to time by the Company, accompanied by payment or instructions for payment in full of the Option Exercise Price for the shares being purchased together with any amount which the Company may withhold upon such exercise for applicable foreign, federal (including FICA), state and local taxes. Each such notice shall specify the number of shares of Stock to be purchased, the Option Exercise Price, the Grant Date, and such other matters as required by the Committee.
2.5    PAYMENT OF EXERCISE PRICE. The payment of the aggregate Option Exercise Price shall be made by means of a payment under an arrangement with the Company’s designated broker where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company the proceeds from the sale of the Stock issuable upon exercise of the Option.

2.6	TERMINATION OF EMPLOYMENT.
(a)Termination for Cause. If the Awardee ceases to provide Service to the Company or a Subsidiary Corporation because of the Awardee’s discharge for cause, as determined by the Committee in its sole discretion, then this Option shall expire immediately upon such cessation of employment.
(b)Termination of Employment in General. If the Awardee ceases to be employed by the Company or a Subsidiary Corporation because of the Awardee’s cessation of employment for any reason other than termination for cause, Retirement, death, or Disability, then the portion of this Option, if any, that is not then exercisable (including by reason of Section 2.8) shall terminate immediately and the portion of this Option, if any, that is then exercisable shall expire ninety days following such cessation of employment, but not later than the Expiration Date. During such period after the Awardee ceases to be an employee, this Option shall be exercisable only as to those shares, if any, with respect to which the Awardee could have exercised the Option as of the date of such cessation of employment (including by reason of Section 2.8).
(c)Retirement. If the Awardee ceases to be employed by the Company or any Subsidiary Corporation because of the Awardee’s Retirement, then this Option shall be exercisable only as to those shares, if any, (i) with respect to which the Awardee could have exercised the Option as of the date of such cessation of employment, and (ii) for each twelve full months during which the Awardee was in the employ of the Company or a Subsidiary Corporation an additional 5% of the aggregate number of shares

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covered by the Option (total exercisable shares not to exceed original grant amount), and the balance of the Option shall terminate immediately; provided, however, that all rights under the exercisable portion of the Option shall expire, in any event, on the Expiration Date specified in Section 2.2 hereof. As used in this Agreement, “Retirement” means the Awardee’s termination of employment other than for cause (as determined by the Committee in its sole discretion) due to retirement at age 55 or older with 10 or more full years of continuous employment with the Company or a Subsidiary Corporation.
(d)Death. If the Awardee shall die while in the employment of the Company or a Subsidiary Corporation, and such deceased Awardee shall not have suffered Disability (as defined below) within ninety days prior to death, then this Option shall be exercisable by the person or persons to whom the Awardee’s rights under the Option shall have passed by will or by applicable laws of descent and distribution, as to all shares covered by the Option without regard to the exercisability schedule; provided, however, that all rights under the Option shall expire, in any event, on the Expiration Date specified in Section 2.2 hereof.
(e)Disability. If the Awardee shall suffer a Disability while in the employment of the Company or a Subsidiary Corporation, this Option shall continue to become exercisable in accordance with Section 2.2 hereof for twelve months following the Awardee’s first day of absence from work with the Company or a Subsidiary Corporation due to Disability; provided, however, that all rights under the Option shall expire, in any event, on the Expiration Date specified in Section 2.2 hereof. As used in this Agreement, “Disability” means a physical or mental condition that results in a total and permanent disability to such extent that the person is eligible for disability benefits under the federal Social Security Act.
2.7    BUY OUT OF OPTION GAINS. At any time after an Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to pay to the Awardee the excess of the fair market value of the shares of Stock covered by such Option over the Option Exercise Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buyouts pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buyout amounts may be made in cash, in shares of Stock, or partly in cash and partly in shares of Stock, as the Committee deems advisable. To the extent payment is made in Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a share of Stock at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional share of Stock in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this provision, fair market value shall be equal to the average of the high and low prices at which a share of Stock is traded on the NASDAQ Stock Market on the relevant date.
2.8    EFFECT OF CHANGE IN CONTROL. Subject to the provisions of the Plan, in the event of a Change in Control, the Acquiring Corporation may, without the consent of the Awardee, either assume the Company’s rights and obligations under the outstanding Option or substitute for the outstanding Option substantially equivalent options for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for the outstanding Option in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by an Awardee whose Service has not terminated prior to the date of the Change in

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Control shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option in accordance with the foregoing shall be conditioned upon the consummation of the Change in Control. Any Option which is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. In the event the Acquiring Corporation assumes or substitutes the Awardee’s outstanding Option, the exercisability and vesting of such outstanding Option and any shares acquired upon exercise thereof held by the Awardee shall be accelerated, effective upon the Awardee’s Qualifying Termination (as defined in below).
(i)    “Qualifying Termination” means the Awardee’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h) and without regard to any alternate definition thereunder) as a result of the occurrence of any of the following events during the twenty-four (24)-month period following a Change in Control of the Company: (1) the Company’s involuntary termination of the Awardee’s employment without Cause; or (2) Awardee’s voluntary termination of employment for Good Reason. A Qualifying Termination shall not include a termination of Awardee’s Service by reason of Awardee’s death or disability (defined as a physical or mental condition that results in a total and permanent disability to such extent that the person is eligible for disability benefits under the federal Social Security Act).
(ii)    “Cause” shall be determined by a committee designated by the Board, in the exercise of good faith and reasonable judgment, and shall have the meaning ascribed to such term in any written agreement between the Awardee and the Company defining such term and, in the absence of such agreement, such term means the occurrence of any of the following: (1) a demonstrably willful and deliberate act or failure to act by the Awardee (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company and which act or inaction, if remediable, is not remedied within fifteen (15) business days of written notice from the Company; or (2) the Awardee’s conviction by a court of competent jurisdiction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company.
(iii)    “Good Reason” shall [have the meaning ascribed to such term in any written agreement between the Awardee and the Company defining such term and, in the absence of such agreement, such term means], the Awardee’s resignation of Service, without the Awardee’s express written consent, upon the occurrence of any one or more of the following conditions, provided that the Awardee first provides the Company with written notice of the existence of the applicable condition described in clauses (1) through (5) below no later than ninety (90) days after the initial existence of such condition is known by the Awardee and the Company fails to remedy such condition within 30 days of the date of such written notice:
(1)    the material diminution in the Awardee’s authorities, duties or responsibilities, which shall include a material reduction or alteration in the nature or status of the Awardee’s authorities, duties, or responsibilities, from those in effect as of ninety (90) calendar days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Awardee;

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(2)    the Company requiring the Awardee to be based at a location in excess of fifty (50) miles from the location of the Awardee’s principal job location or office immediately prior to the Change in Control; except for required travel on the Company’s business to an extent consistent with the Awardee’s then present business travel obligations;
(3)    a material reduction by the Company of the Awardee’s regular annualized rate of pay as salary, excluding amounts (i) designated by the Company as payment toward reimbursement of expenses; or (ii) received under incentive or other bonus plans, regardless of whether or not the amounts are deferred;
(4)    a material reduction in the Company’s compensation, health and welfare benefits, retirement benefits, or perquisite programs under which the Awardee receives value, as such program exists immediately prior to the Change in Control (however, the replacement of an existing program with a new program will be permissible (and not grounds for a Good Reason termination) if there is not a material reduction in the value to be delivered to the Awardee under the new program); or
(5)    any material breach by the Company of its obligations under this Agreement [or under any other written agreement under which the Awardee provides services to the Company or the Acquiring Corporation].
2.9    RESPONSIBILITY FOR EXERCISE. The Awardee hereby acknowledges that he or she is responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established by the Committee from time to time. By signing this Agreement, the Awardee acknowledges that information regarding the procedures and requirements for exercise of the Option is available upon request. The Company shall have no duty or obligation to notify the Awardee of the date on which this Option will expire or otherwise terminate.
PSU AWARD
3.1    PSU AWARD. The Committee hereby grants [PSU_Shares] Performance Shares at “target” to the Awardee on the terms and conditions set forth herein. Each Performance Share represents an unfunded and unsecured promise of the Company to deliver a share of Stock to Awardee upon vesting, subject to the requirements set forth herein. The actual number of shares of Stock payable, if any, to the Awardee in settlement of the PSU Award will depend on whether and to the extent that performance goals established by the Committee are attained within the applicable Performance Period (as that term is defined in Section 3.3 herein) as described in Appendix I to this Award.
3.2    VESTING. The PSU Award shall become vested upon the achievement, if any, of Company Performance Goals (“Performance Goals”) for the Performance Period (as that term is defined in Section 3.3 herein), as described in Appendix I to this Award, the achievement of which shall be determined by the Committee after the end of the Performance Period. No portion of the PSU Award shall become vested at any time prior to the date the Committee certifies achievement of the Performance Goals for the Performance Period. Vesting shall also be contingent on the Awardee’s continued employment with the Company or a Subsidiary Corporation continuously from the Grant Date through the last day of the

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Performance Period, except as provided in Section 3.5 (Termination of Employment) of this Agreement. Settlement of shares resulting from vesting of the PSU Award shall be in accordance with Section 3.4.
3.3    PERFORMANCE PERIOD. The Performance Period for the PSU Award shall be the period that begins on [Month Day, Year and ends on Month Day, Year], (the “Performance Period”).
3.4    DISTRIBUTION, TAXES AND WITHOLDING. Subject to the provisions of this Agreement, including Sections 3.6 and 15(g), the Company shall deliver to the Awardee (through a Company-designated brokerage firm) within 30 days following the applicable PSU Award vesting date, a number of shares of Stock equal to the number of Performance Shares that became vested on such vesting date, net of any tax withholding.
(a)    Any income taxes, FICA, state disability insurance or other similar payroll and withholding taxes (“Withholding Obligation”) arising from the receipt of Performance Shares is the sole responsibility of the Awardee. The Company, to the extent permitted by law, may deduct any Withholding Obligation arising from the receipt or vesting of the Award from any payment of any kind due to the Awardee, including the Award, and the net balance will be settled in whole shares of Stock. If withheld in shares, such shares shall be valued at Fair Market Value, as defined in the Plan, on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax Withholding Obligation. In no event shall the Company be required to deliver a fractional share of Stock in settlement of the Award.
(b)    By accepting this Award, Awardee hereby elects, effective on the date Awardee accepts this Award, to sell shares of Stock issued in respect of the Award in an amount determined in accordance with this Section, and to allow the Agent, as defined below, to remit the cash proceeds of such sales to the Company as more specifically set forth below (a “Sell to Cover”) to permit Awardee to satisfy the Withholding Obligation to the extent the Withholding Obligation is not otherwise satisfied pursuant to the provisions of Section 3.4(c) below and further acknowledges and agrees to the following provisions:
i.    Awardee hereby irrevocably appoints the Company’s designated broker, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as Awardee’s agent (the “Agent”), and authorizes and directs the Agent to:
1)    Sell on the open market at the then prevailing market price(s), on Awardee’s behalf, as soon as practicable on or after the date on which the shares of Stock are delivered to Awardee pursuant to this Section, the number (rounded up to the next whole number) of shares of Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting and the related issuance of shares of Stock to Awardee that is not otherwise satisfied pursuant to Section 3.4(c) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
2)    Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation;
3)    Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale; and

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4)    Deposit any remaining funds in Awardee’s account.
ii.    Awardee acknowledges that Awardee’s election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (Awardee’s election to Sell to Cover and the provisions of this Section, collectively, the “10b5-1 Plan”). Awardee acknowledges that by accepting this Award, he or she is adopting the 10b5-1 Plan to permit Awardee to satisfy the Withholding Obligation. Awardee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock that must be sold pursuant to this Section to satisfy Awardee’s obligations hereunder.
iii.    Awardee acknowledges that the Agent is under no obligation to arrange for the sale of Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to Awardee’s account. In addition, Awardee acknowledges that it may not be possible to sell shares of Stock as provided for in this 10b5-1 Plan and in the event of the Agent’s inability to sell shares of Stock, Awardee will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.
iv.    Awardee hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section and the terms of this 10b5-1 Plan.
v.    Awardee’s election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of the RSUs and the related issuance of shares of Stock has been satisfied.
(c)    Alternatively, or in addition to or in combination with the Sell to Cover provided for under this Section, Awardee authorizes the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):
i.    Requiring Awardee to pay to the Company any portion of the Withholding Obligation in cash;
ii.    Withholding from any compensation otherwise payable to Awardee by the Company; and/or
iii.    Withholding shares of Stock from the shares of Stock issued or otherwise issuable to Awardee in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued pursuant to Section 4) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory

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withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(d)    Unless the Withholding Obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Awardee any Stock.

3.5	TERMINATION OF EMPLOYMENT.
(a)    General. Except as set forth in paragraph (b) below, if the Awardee ceases to provide Service to the Company or any Subsidiary Corporation prior to the last day of the Performance Period for any reason other than termination for Retirement, Disability, or death, then the PSU Award will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration for the PSU Award, and the Awardee will have no further right, title or interest in or to the PSU Award, any Performance Shares, or any shares of Stock.

(b)    Termination due to Retirement, Disability, or Death. If the Awardee ceases to provide Service to the Company or any Subsidiary Corporation prior to the last day of the Performance Period due to the Awardee’s Retirement, Disability, or death, then provided that as of [Month Day, Year – one year from grant date], the Awardee is still employed by the Company or a Subsidiary Corporation, and had been continuously employed by the Company or a Subsidiary Corporation since the Grant Date, this PSU Award shall become vested and payable at the end of the Performance Period as described in Section 3.4 solely based on the level of achievement of Company Performance Goals as determined by the Committee, multiplied by a fraction, the numerator of which is the number of full accounting periods the Awardee was continuously employed by the Company or a Subsidiary Corporation during the Performance Period, and the denominator of which is thirty-nine (39). (The Company divides each of its fiscal years into 13 “accounting periods” of four or five weeks each.)

3.6    EFFECT OF CHANGE IN CONTROL. Subject to the terms of the Plan, in the event of a Change in Control, the PSU Award held by the Awardee whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control (except as otherwise provided in this Agreement). For this purpose, the final value of the PSU Award shall be determined by (a) with respect to any completed fiscal year periods during the Performance Period, the extent to which the applicable Performance Goals for such periods have been attained during such periods, if measurable and (b) with respect to fiscal year periods which have not been completed as of the date of the Change in Control (or fiscal year periods described in (a) for which performance is not measurable), the pre-established 100% level with respect to each Performance Target comprising the applicable Performance Goals for such period. Any acceleration of the PSU Award in accordance with the foregoing shall be conditioned upon the consummation of the Change in Control.

OPTION AND PSU AWARDS
3AWARD AS COMPENSATION. No amount attributable to this Award shall be considered as compensation for the purposes of any other Company sponsored plan.
5    NON-TRANSFERABILITY. Except as otherwise provided in this Paragraph, this Award is not transferable other than by will or the laws of descent and distribution. This Award shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of

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law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Award otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Award, other than as permitted herein, or upon the levy of any execution, attachment or similar process upon this Award, this Award shall immediately terminate and become null and void. Notwithstanding the foregoing, with the approval of the Committee, the Option may be transferred to a trust for the benefit of the Awardee or the Awardee’s “family member” as that term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act.
6    LEGALITY. The Company shall not be required to issue any shares of Stock subject to this Award unless and until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Stock may be listed, shall have been fully complied with. If the shares of Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if the Awardee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s counsel that the restrictions are no longer applicable.
7    ADJUSTMENTS IN STOCK; DISSOLUTION OR LIQUIDATION. Subject to the provisions of the Plan, if the outstanding shares of the Company Stock of the class subject to this Award are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments, to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award and any fractional shares resulting from adjustments shall be rounded down to the nearest whole number. Upon the dissolution or liquidation of the Company, the Award will terminate in full for no consideration.
8    EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Awardee any right to continue in the employment of the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate the Awardee’s employment at any time.
9    PLAN CONTROLS. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which is incorporated herein by reference, as may be amended from time to time (but no amendment to the Plan shall adversely affect the Awardee’s rights under this Award) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its Subsidiary Corporations and all former, present and future employees of the Company or its Subsidiary Corporations. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.
10    ARBITRATION. Any dispute or claim concerning any Awards granted (or not granted) pursuant to the Plan and this Agreement and any other disputes or claims relating to or arising out of the Plan and this Agreement shall be fully, finally and exclusively resolved by binding arbitration conducted in

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San Diego, California, by either (i) the American Arbitration Association in accordance with its rules and procedures, or (ii) by any party mutually agreed upon by the Committee and the claimant. BY ACCEPTING AN AWARD, THE AWARDEE AND THE COMPANY WAIVE THEIR RESPECTIVE RIGHTS TO HAVE ANY DISPUTES OR CLAIMS TRIED BY A JUDGE OR JURY.
11    LAWS GOVERNING. The Award and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.
12    RECEIPT OF PROSPECTUS. The Awardee hereby acknowledges that he or she has received a copy of the prospectus relating to the Award and the shares covered thereby and the Plan.
13    AWARD AGREEMENT. This Agreement has no cash value or other legal significance and the entitlement of any rights here under shall be governed by the terms of the Plan and the books and records maintained by the Company.
14    ELECTRONIC DELIVERY OF DOCUMENTS. By signing this Agreement, the Awardee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Award, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that the Awardee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Awardee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Awardee may revoke the Awardee’s consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Awardee understands that the Awardee is not required to consent to electronic delivery of documents.

15	INTERNAL REVENUE CODE SECTION 280G EXCISE TAX PROVISION.
(a)     Notwithstanding anything in this Agreement or any other agreement with the Company or any affiliate to the contrary, in the event it shall be determined that (A) any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Awardee (whether pursuant to the terms of this Agreement or otherwise) (each a “Payment” and together the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code or any successor provision (the “Excise Tax”), and (B) the reduction of the Payments to the maximum amount that could be paid to Awardee without giving rise to the Excise Tax (the “Safe Harbor Cap”) would provide Awardee with a greater after-tax amount (taking into account the Excise Tax as well as federal, state and local income and employment taxes) than if such Payments were not reduced, then the Payments shall be reduced to the Safe Harbor Cap. If the reduction of the Payments would not result in a greater after-tax result to Awardee (taking into account the Excise Tax as well as federal, state and local income and employment taxes), then no Payments shall be reduced pursuant to this provision. The Awardee shall be solely responsible for payment of the Excise Tax and such other applicable federal, state, and local income and employment taxes.
(b)    The reduction of the Payments, if applicable, shall be made by applying any reduction in the following order: (A) first, any cash amounts payable to Awardee as a severance benefit

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(excluding the accelerated vesting set forth in Section 11 of this Agreement) or otherwise; (B) second, any amounts payable on behalf of Awardee for continued health insurance coverage; (C) third, any other cash amounts payable to or on behalf of Awardee, such as for outplacement benefits, or otherwise; (D) fourth, any payments or benefits under any nonqualified deferred compensation plan; (E) fifth, outstanding performance-based equity grants; and (F) finally, any time-vesting equity grants. In each case, Payments will be reduced beginning with Payments that would be made last in time.
(c)    All determinations required to be made under this Section 11 shall be made by the public accounting firm that is retained by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and Awardee within fifteen (15) business days of the receipt of notice from the Company or Awardee that there has been a Payment, or such earlier time as is requested by the Company. All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company. The determination by the Accounting Firm shall be binding upon the Company and Awardee.
16    MISCELLANEOUS.
(a)This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Awardee and the Company other than as provided in paragraph (g) below. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, the Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.

(b)No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to the Awardee.

(c)Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Awardee the right to transfer any of his Award except in accordance with this Agreement. If the Award is settled after the death of the Awardee, the Award shall be considered transferred to the person or persons (the “Heir”) to whom the Awardee’s rights under the Award passed by will or by the applicable laws of descent and distribution, as to all shares of Stock granted under this Award. It shall be the responsibility of the Heir to notify the Company of any changes in address.

(d)If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

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(e)The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(f)Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(g)This Agreement is intended to be exempt from Section 409A of the Code. Should any provision of this Agreement be found to be contrary to this intent, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Awardee’s consent (notwithstanding anything herein to the contrary), in such manner as the Committee determines to be necessary or appropriate to effectuate an exemption from Section 409A of the Code or comply therewith. The Company has no duty or obligation to minimize the tax consequences to the Awardee of this Award and shall not be liable for any adverse tax consequences to the Awardee arising in connection with this Award.

(h)This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

By accepting this PSU Award, Awardee on this date hereby: (1) elects to conduct a Sell to Cover to satisfy the Withholding Obligation in accordance with Section 3.4 of the Agreement and (2) represents and warrants that (i) Awardee has carefully reviewed Section 3.4 of the Agreement, (ii) Awardee is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (iii) Awardee is not subject to any legal, regulatory or contractual restriction that would prevent the Agent (as defined in Section 3.4) from conducting sales and does not have, and will not attempt to exercise, authority, influence or control over any sales of Stock effected by the Agent, and (iv) it is Awardee’s intent that this election to Sell to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by its President or one of its Vice Presidents and the Awardee has executed, effective on the Grant Date.

JACK IN THE BOX INC.	AWARDEE

Lenny Comma Chairman and CEO	Signature
«Name»
Name
«Employee_Number»
Employee ID

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